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                                                                    EXHIBIT L(2)


                               PURCHASE AGREEMENT

        Credit Suisse Warburg Pincus New York Tax Exempt Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, and Credit Suisse Asset Management, LLC ("CSAM") hereby agree as follows:

        1. The Fund offers CSAM and CSAM hereby purchases one share of common stock of the Fund, which shall be designated as a Class A share, having a par value of $.001 per share, at a price of $____ per Share (the "Initial Share"). CSAM hereby acknowledges receipt of a certificate representing the Initial Share and the Fund hereby acknowledges receipt from CSAM of $____ in full payment for the Initial Share.

        2. CSAM represents and warrants to the Fund that the Initial Share is being acquired for investment purposes and not for the purpose of distributing it.

        3. CSAM agrees that if any holder of an Initial Share redeems such Share in the Fund before one year after the date upon which Class A of the Fund commences its investment activities, the redemption proceeds will be reduced by the amount of unamortized organizational and offering expenses of that Class.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of __________, 2001.

                                            CREDIT SUISSE WARBURG PINCUS NEW
                                            YORK TAX EXEMPT FUND, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

ATTEST:


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                                            CREDIT SUISSE ASSET MANAGEMENT, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

ATTEST:


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